Exhibit 4.1

NUMBER COMMON STOCK FORM OF STOCK CERTIFICATE GROCERY OUTLET HOLDING CORP. SHARES COMMON STOCK INCORPORATED UNDER THE LAWS OF THE STATE SEE REVERSE FOR CERTAIN OF DELAWARE DEFINITIONS CUSIP39874R 101 This certifies that : is the owner of FULLY PAID AND NON-ASSESS ABLE SHARES OF COMMON STOCK PAR VALUE $0,001 EACH OF GROCERY OUTLET HOLDING CORP. transferable only on the books of the Corporation by the holder hereof in person, or by duly authorized Attorney, upon the surrender of this certificate properly endorsed. This Certificate is not valid until countersigned registered by the Transfer Agent and Registrar. WITNESS the facsimile signatures of the duly authorized officers of the Corporation. 1H’ Dated: iSfi CHIEF EXECUTIVE OFFICER TREASURER COUNTERSIGNED AND REGISTERED: AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC TRANSFER AGENT AND REGISTRAR BY

[Reverse Side of Stock Certificate]

The Corporation will furnish to any stockholder, upon request and without charge, a full statement of the designations, relative rights, preferences and limitations of the shares of each class and series authorized to be issued, so far as the same have been determined, and of the authority, if any, of the Board to divide the shares into classes or series and to determine and change the relative rights, preferences and limitations of any class or series. Such request may be made to the Secretary of the Corporation or to the Transfer Agent named on this certificate.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT - Custodian
(Cust) (Minor)

TEN ENT	-	as tenant by the entireties

JT TEN	-	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

For value received,                                          hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

                                                                                                                                                    Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney, to transfer the said stock registered on the books of the within-named Corporation with full power of substitution in the premises.

Dated

SIGNATURE(S) GUARANTEED:
Notice: The signature(s) to this assignment must correspond with the name(s) as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.